EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement Nos. 2-61407, 33-28520, 33-45582, 333-91774, 333-97529, 333-108179, and 333-141088 on Form S-8 and in Registration Statement No. 333-149559 on Form S-3 of our report dated March 11, 2009
(August 6, 2009 as to the effects of the adoption of SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an Amendment of ARB No. 51, and FSP No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), described in Note 1), relating to the consolidated financial statements and financial statement schedule of Ferro Corporation and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the adoption of new accounting standards) and our report dated March 11, 2009 on the effectiveness of the Company’s internal control over financial reporting for the year ended December 31, 2008, appearing in the Current Report on Form 8-K of the Company filed August 6, 2009.
/s/ Deloitte & Touche LLP
Cleveland, Ohio
August 6, 2009